EXHIBIT 11.1

APPLIED SPECTRUM TECHNOLOGIES, INC.

STATEMENT RE: COMPUTATION OF PER SHARE PROFIT (LOSS)

                                         Year Ended September 30,
                                   -----------------------------------
                                      1997         1996         1995
                                   ---------    ---------    ---------
Weighted average shares
  outstanding - Supplement A       2,953,941    2,953,941    2,685,698

Net profit (loss)                    $51,919      $21,878      ($5,345)

Per share amount                       $0.02        $0.01       ($0.00)


EXHIBIT 11.1 SUPPLEMENT A

APPLIED SPECTRUM TECHNOLOGIES, INC.

COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                 Weighted
                                                  Average
                                    Common        Shares
                                    Shares      Outstanding
                                   ---------    -----------
Balance at September 30, 1994      1,996,064
                                   ---------
                                   ---------

Balance at September 30, 1995      2,953,941      2,685,698
                                   ---------      ---------
                                   ---------      ---------

Balance at September 30, 1996      2,953,941      2,953,941
                                   ---------      ---------
                                   ---------      ---------

Balance at September 30, 1997      2,953,941      2,953,941
                                   ---------      ---------
                                   ---------      ---------
